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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 May 17, 2000

                                MGM GRAND, INC.
                                ---------------
              (Exact Name of Registrant as specified in Charter)

    Delaware                       0-16760                          88-0215232
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(State or other                  (Commission                      (IRS Employer
jurisdiction of                  File Number)                     Identification
incorporation)                                                    Number)

       3799 Las Vegas Boulevard South, Las Vegas, Nevada          89109
       ----------------------------------------------------------------
           (Address of principal executive offices)             (Zip Code)

                                (702) 891-3333
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5. Other Events

     MGM Grand, Inc. may, in the public offering of its senior subordinated notes due 2007, sell up to approximately $10 million face amount of the notes directly to certain of its directors and senior management. MGM Grand would receive the same net proceeds on any such sale of the notes to its directors and senior management as it would have received if the notes were sold by the underwriters.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MGM GRAND, INC.



May 17,2000                   By:   /s/ Scott Langsner
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   (Date)                           Scott Langsner
                                    Senior Vice President & Secretary/Treasurer